Exhibit 10.23


                               EMPLOYMENT CONTRACT


                  This EMPLOYMENT CONTRACT (the "Contract") is made and entered into as of the 24th day of June, 1999, by and between UNIQUE CASUAL RESTAURANTS, INC., a Delaware corporation, having its principal place of business at One Corporate Place, 55 Ferncroft Road, Danvers, Massachusetts 01923 ("Employer" or the "Company"), and WILLIAM H. BAUMHAUER whose address is at 12528 Park Avenue, Windermere, Florida 34786 ("Employee").

                  WHEREAS, Employer is the parent of a wholly owned subsidiary (the "Subsidiary"), Champps Entertainment, Inc., a Minnesota corporation ("Champps") (the term "Employer" to include, as the context requires, the Subsidiary, as well as any, all or none of the direct and indirect subsidiaries of the Subsidiary (the Subsidiary and such other subsidiaries collectively, the "Subsidiaries")); and

                  WHEREAS, Employer wishes to employ Employee in the capacity of its President and Chief Executive Officer and Employee wishes to accept such employment; and

                  WHEREAS, Employee possesses an intimate knowledge of the business and affairs of Employer, its policies, methods, personnel and problems; and

                  WHEREAS, the Board of Directors of Employer (the "Board") recognizes Employee's potential to contribute to the growth and success of Employer and the Subsidiaries and desires to employ Employee in an executive capacity and to compensate him therefor; and

                  WHEREAS, Employee is desirous of committing himself to serve Employer and the Subsidiaries on the terms herein provided.

                  NOW, THEREFORE, for and in consideration of the mutual covenants herein contained and the mutual benefits to be gained by the performance thereof, the parties hereto hereby agree as follows:

                  1. Employment. Employer hereby employs Employee and Employee hereby accepts employment with Employer on the terms and conditions hereinafter set forth.

                  2. Term of Employment. The commencement date ("Commencement Date") of this Contract shall be June ___, 1999. Subject to the provisions for termination hereinafter provided, the term (the "Employment Period") of this Contract shall extend from the Commencement Date to the earlier to occur of (i) the consummation of a sale of the Company or all or substantially all of the Company's assets and (ii) the expiration of two (2) years from the Commencement Date.

                  3. Duties of Employee. Employee is hereby employed by Employer as a full-time employee in the capacity of President and Chief Executive Officer of Employer. Employee's duties shall include, but not be limited to, those normally performed by a senior executive officer of equal rank in the restaurant industry. Employee shall comply with all of the policies, standards, and regulations of Employer now or hereafter promulgated. Employer shall have the right to assign Employee other managerial duties in addition to the duties originally assigned and specified above; provided, however, in no event shall Employee be assigned, without Employee's consent, duties other than those reasonably required of a President and Chief Executive Officer of a restaurant company. In the event Employee assumes and performs duties beyond those contemplated hereby to be within the scope of his employment, and those that he is required to perform hereunder, it is anticipated his compensation will be equitably adjusted (but in no event adjusted downward). Employee is employed by Employer on a full-time basis and Employee shall be required to devote his best efforts and business judgment, productive time, ability and attention to the business of Employer and the Subsidiaries during the Employment Period. During the Employment Period, Employee shall not be engaged in any other business activity whether or not such business activity is pursued for gain, profit or other pecuniary advantage that will significantly interfere with his duties as President, Chief Executive Officer and, if so nominated and elected, Chairman of the Board. With prior approval of the Board, Employee may serve on the boards of directors of other companies.

                  4. Relocation. Employee shall not be required to relocate his city of residence during the Employment Period if (i) the Company's principal office remains in the Commonwealth of Massachusetts or(ii) the Company relocates its principal office without the prior consent of Employee.

                  5. Compensation. For all services rendered by Employee to Employer and the Subsidiaries under this Contract, Employee shall receive the following compensation:

                           (a) As compensation for services  rendered under this
Contract for the term commencing as of the date hereof, Employee shall receive an initial annualized base salary of Four Hundred Thousand Dollars ($400,000) (the "Base Salary"), payable in periodic installments in accordance with Employer's usual practice for its senior executives.

                           (b) If a  sale  of the  Company  or a sale  of all or
substantially all of the Company's assets is consummated within eighteen (18) months of the Commencement Date and Employee has not previously terminated his employment without Good Reason or been terminated for Cause, then Employee shall have the right to compel the Company to purchase all of the outstanding options to purchase shares of the Company (the "Options") previously issued to Employee, for an amount equal to One Million Two Hundred Thousand Dollars ($1,200,000) minus (i) any amounts previously paid to Employee pursuant to Section 5(a) hereof and (ii) the gross proceeds received by Employee net of any cash exercise price paid by Employee upon the exercise or other disposition of any Options or upon the sale or other disposition of any shares of Company Common Stock (as defined below) received upon the exercise of any Options since the Commencement Date.

                  6.       Employee Benefits.

                           (a) Generally.  Employee shall be entitled to receive
all employee benefits generally made available to the senior executives of Employer.

                           (b)  Vacation.  Employee  shall be entitled to a paid
vacation as customarily provided to other senior executives employed by Employer. The times for such vacations shall be mutually agreed upon by Employee and Employer, but such vacation shall not be cumulative from year to year during the Employment Period. No payment shall be made for unused vacation time, unless otherwise required by law.

                           (c)  Reimbursement  of  Business  Expenses.  Employee
shall be reimbursed for reasonable travel and other expenses incurred by Employee in promoting the business of Employer and the Subsidiaries and performing his obligations hereunder in accordance with the policies adopted by the Employer.

                           (d)   Reimbursement   of  Relocation   Expenses.   If
Employer's principal office is relocated to a place greater than 50 miles from Employee's current residence in Orlando, Florida and, as a result, Employee is required to relocate his place of residence, Employer shall reimburse Employee(i) on a grossed up basis (taking into account the federal income tax liability resulting to Employee from such payments), for his reasonable out-of-pocket moving expenses incurred in such relocation, including without limitation, expenses relating to the relocation of Employee, his family and his personal property; (ii) for Employee's reasonable out-of-pocket expenses in connection with the selection of and transition to a new residence, including, without limitation, expenses for travel, lodging and meals for up to two trips to the selection of a new residence, expenses relating to the temporary storage of Employee's personal property for a period not to exceed 90 days and expenses relating to temporary lodging for a period not to exceed 90 days; and (iii) for fifty percent (50%) of any loss incurred by Employee in the sale of his current residence.

                  7. Stock Options. The Board will cause the expiration date of all stock options of the Company held by Employee and fully vested as of the Commencement Date to be extended to June 30, 2001. In addition, on the Commencement Date, the Company shall grant to Employee options (the "Additional Options") to purchase seven hundred fifty thousand (750,000) shares of the common stock of the Company, par value $0.01 per share ("Company Common Stock"), at an exercise price of Four Dollars ($4.00) per share and with an expiration date of June 30, 2001. The Additional Options shall vest in full on the earlier of (i) a date eighteen (18) months from the Commencement Date or (ii) the consummation of a sale of the Company or all or substantially all of the Company's assets.

                  8. Board of Directors. The Company shall take appropriate action to elect Employee to the Board, effective as of the Commencement Date. In addition, the Board presently intends to take appropriate action such that (i) during the Employment Period, the number of directors comprising the Board shall not exceed five (5), (ii) a nominating committee of the Board (the "Nominating Committee") shall nominate for election to the Board the following persons: one individual to be designated by Atticus Partners, L.P. (in addition to Timothy R. Barakett and James S. Goodwin) and one individual to be designated by Employee with the consent of the Nominating Committee, and (iii) such individuals specified in the preceding clause shall be elected to serve on the Board.

                  9. Trade Secrets. During the Employment Period, Employee will have access to and become familiar with Employer's trade secrets, recipes, business concepts, marketing and related records and specifications, which are owned by Employer and which are regularly used in the operation of the business of Employer and the Subsidiaries (collectively, "Confidential Information"). Employee hereby agrees he shall not disclose any Confidential Information, directly or indirectly, nor use it in any way, either during the Employment Period or at any time thereafter, except as required in the course of his employment with Employer and the Subsidiaries. All files, records, documents, drawings, specifications, equipment and other similar items relating to the business of Employer and the Subsidiaries shall remain the sole and exclusive property of Employer and the Subsidiaries and shall not be removed from the premises of Employer under any circumstances whatsoever without the prior written consent of Employer and shall not be reproduced or copied.

                  10.      Termination of Contract by Employer.

                           (a)  Termination  for  Cause.  This  Contract  may be
terminated by Employer at any time for Cause, as hereinafter defined. For the purposes hereof, the term "Cause" shall include: (i) Employee's theft from or fraud upon Employer; (ii) Employee's conviction of or pleading guilty or no contest to a felony; (iii) Employee's willful violation of terms and conditions hereof; (iv) Employee's willful disregard or neglect in the duties he is required to perform under the terms hereof; or (v) Employee's willful and demonstrated unwillingness to prosecute and perform such duties to the extent deemed reasonably necessary and advisable, which duties encompass the duties reasonably required of a President and Chief Executive Officer of a restaurant company. For purposes of clauses (iii), (iv) and (v) above, no act, or failure to act, on the Employee's part shall be deemed "willful" unless done, or omitted to be done, by Employee without reasonable belief that his act, or failure to act, was in the best interest of Employer. Notwithstanding anything in this Agreement to the contrary, Employee shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a copy of a resolution duly adopted by the Board at a meeting of the Board called and held for such purpose (after reasonable notice to Employee and an opportunity for him, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Employee was guilty of the conduct enumerated in any of clauses (i) through (v) above under the definition of Cause and specifying the particulars thereof in detail. Upon such Cause, Employer may, at its option, terminate this Contract by giving written notice (a "Notice of Termination") to Employee, which termination is without prejudice to any other remedy to which Employer may be entitled, and such termination shall be effective as of the date said written notice is received by Employee.

                           (b) Termination  Without Cause. In the event Employer
shall terminate this Contract without Cause, as hereinabove defined, by Notice of Termination to Employee, all obligations of Employee hereunder shall terminate upon receipt of such Notice of Termination. Nothing in this Contract shall be construed as giving Employee the right to be retained as an employee of Employer or as impairing the rights of Employer to terminate Employee's services.

                  11. Termination of Contract by Employee. Employee may terminate his employment hereunder (a) for Good Reason, or (b) at any time by giving Notice of Termination to Employer at least forty-five (45) days prior to the effectiveness of such termination. For purposes of this Contract, "Good Reason" shall mean (i) any assignment to Employee of any duties other than those contemplated by, or any limitation of the powers of Employee in any respect not contemplated by, this Contract, (ii) any removal of Employee from or any failure to elect or re-elect Employee to the position of President or Chief Executive Officer of Employer, except in connection with termination of Employee's employment for Cause, or (iii) a reduction in Employee's rate of compensation or a reduction in Employee's fringe benefits; provided, however, that Employer shall have at least thirty (30) days to remedy the existence of any Good Reason for termination by Employee of which it is made aware, whether in a Notice of Termination or otherwise.

                  12.      Compensation Upon Termination.

                           (a)  Termination by Employer for Cause or By Employee
without Good Reason. If Employee's employment shall be terminated by Employer for Cause or termination by Employee without Good Reason, Employer shall pay Employee that portion of his Base Salary which accrued through the date of termination at the rate in effect at the time Notice of Termination is given and Employer shall have no further obligations to Employee under this Contract. In addition, Employee shall forfeit any unvested Additional Options as of the date of termination.

                           (b)  Termination  by  Employer  Without  Cause  or by
Employee with Good Reason. If Employer shall terminate Employee's employment without Cause or Employee shall terminate his employment for Good Reason, then:
(i) Employer shall pay Employee that portion of his Base Salary which accrued through the date of termination at the rate then in effect at the time Notice of Termination is given, (ii) Employer shall continue to pay Employee his Base Salary at the rate and in accordance with its payment practices in effect at the time Notice of Termination is given until such time as the Employment Period would have ended pursuant to Section 2 had no Notice of Termination been given and (iii) Employer shall make the following changes with respect to all outstanding unexercised stock options held by Employee: (x) the date of vesting and exercisability of all unexercised and unexpired stock options or other stock based incentive awards shall be accelerated to the date of termination, (y) the period during which all unexercised and unexpired options which are not incentive stock options ("NQSOs") as defined in Section 422 of the Internal revenue Code (the "Code") may be exercised by Employee shall be extended until the expiration date of such options, and (z) if Employee so elects in writing within ninety (90) days after the date of termination, all unexercised and unexpired options which are incentive stock options ("ISOs") as defined in
Section 422 of the Code shall be converted into NQSOs and shall thereby become eligible for the benefit described in clause (y) above as if they had been NQSOs as of the date of termination.

                           (c) It is the intention of Employee and Employer that
no payments by Employer to or for the benefit of Employee under this Contract shall be non-deductible to Employer by reason of the operation of Section 280G of the Code relating to parachute payments. Accordingly, and notwithstanding any other provision of this Contract, if by reason of the operation of Code Section 280G, any such payments exceed the amount which can be deducted by Employer, such payments shall be reduced to the maximum amount which can be deducted by Employer. To the extent that there is more than one method of reducing the payments (including by way of elimination or reduction of the changes to Employee's options described in clause (b)(iii) above) to bring them within the limitations of Code Section 280G, Employee shall determine which method shall be followed, provided that if Employee fails to make such determination within forty-five (45) days after Employer has sent Employee written notice of the need for such reduction, Employer may determine the method of such reduction in its sole discretion.

                  13. No Mitigation. Employer agrees that, if Employee's employment by Employer is terminated during the term of this Contract, Employee is not required to seek other employment or to attempt in any way to reduce any amounts payable to Employee by Employer pursuant to Section 12 hereof. Further, the amount of any payment provided for in this Contract shall not be reduced by any compensation earned by Employee as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by Employee to Employer or otherwise.

                  14. Settlement and Arbitration of Disputes. Any controversy or claim arising out of or relating to this Contract or the breach thereof shall be settled exclusively by arbitration in accordance with the laws of the Commonwealth of Massachusetts by three arbitrators, one of whom shall be appointed by Employer, one by Employee and the third by the first two arbitrators. If the first two arbitrators cannot agree on the appointment of a third arbitrator, then the third arbitrator shall be appointed by the American Arbitration Association in the City of Boston. Such arbitration shall be conducted in the City of Boston in accordance with the rules of the American Arbitration Association for commercial arbitrations, except with respect to the selection of arbitrators which shall be as provided in this Section 14. Judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

                  15. Non-Competition Agreement. In consideration of the payments made by Employer to Employee hereunder, Employee covenants and agrees that (a) during the Employment Period, Employee shall not directly or indirectly engage or be interested in any business as owner, officer, director, employee, consultant or otherwise which is in competition with the business of Employer or any of the Subsidiaries and (b) during the Employment Period, and unless Employee's employment is terminated by Employee for Good Reason or by Employer without Cause, for a period of one (1) year after the termination of his service to Employer, Employee shall not directly or indirectly solicit or endeavor to entice away, offer employment to or employ, or offer or conclude any contract for personal services with, any person who during the preceding six (6) months was an employee of Employer. However, the restrictions in clause (a) above shall not prevent Employee from owning or dealing in securities of any corporation or other entity which are traded on any national securities exchange or in the over-the-counter market, and the restrictions in clause (b) prohibiting the employment of any person who during the preceding six (6) months was an employee of Employer shall not apply with respect to Employee who, without otherwise breaching clause (b) (by soliciting or enticing away a former employee), hires a former employee who has voluntarily left the employ of Employer or who has been terminated involuntarily by Employer.

                  16. Injunctive Relief. Employee irrevocably acknowledges that any violation of this Contract will cause Employer immediate and irreparable harm and that the damage that Employer will suffer may be difficult or impossible to measure. Therefore, upon any actual or impending violation of this Contract, Employer shall be entitled to the issuance of a restraining order, preliminary or permanent injunction, without bond, restraining or enjoining such violation by Employee or any entity or person acting in concert with Employee. Such remedy shall be additional to and not in limitation of any other remedy which may otherwise be available to Employer.

                  17. Relationship of the Parties. The parties acknowledge, agree and recognize that the Board shall manage the business affairs of Employer and that the relationship of Employer and Employee is that of employer and employee and any other relationship is hereby expressly disclaimed.

                  18. Assignment; Obligations of Successor. Neither Employer nor Employee may make any assignment of this Contract or any interest herein, by operation of law or otherwise, without the prior written consent of the other party, and without such consent any attempted transfer shall be null and void and of no effect. This Contract shall inure to the benefit of and be binding upon Employer and Employee, their respective successors, executors, administrators, heirs and permitted assigns. In the event of Employee's death after termination of employment but prior to the completion by Employer of all payments due Employee hereunder, Employer shall continue such payments to Employee's beneficiary designated in writing to Employer prior to his death (or to his estate, if Employee fails to make such designation). In addition to any obligations imposed by law upon any successor to Employer, Employer will use its best efforts to require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of Employer to expressly assume and agree to perform this Contract in the same manner and to the same extent that Employer would be required to perform if no such succession had taken place.

                  19. Notices. Any notice to be given hereunder by either party to the other must be in writing and may be effective either by personal delivery or by certified mail, postage prepaid with return receipt requested. Mailed notices shall be addressed to the parties at the addresses appearing in the introductory paragraph. Notices delivered personally shall be deemed communicated as of the actual receipt thereof; mailed notices shall be deemed communicated and received three (3) days after the mailing of same.

                  20. Invalid Provisions. The invalidity or unenforceability of a particular provision of this Contract shall not affect the enforceability of any other provisions hereof and this Contract shall be construed in all respects as if such invalid or unenforceable provisions were omitted.

                  21. Amendments to the Contract. This Contract may only be amended in writing by an agreement executed by both parties hereto.

                  22.  Law  Governing  Contract.   This  Contract  is  made  and
performable in the Commonwealth of Massachusetts, and shall be construed under the laws of the Commonwealth of Massachusetts.

                  23. Indemnity. Employer shall indemnify Employee and hold him harmless for any acts or decisions made by him in good faith while performing services for Employer as a director, employee and/or agent of Employer and, in addition thereto, shall use its best efforts to obtain insurance coverage for him under any insurance policy now in force or hereinafter obtained during the Employment Period covering the officers and directors of Employee against lawsuits as director, employee and/or agent of Employer. Employer will pay all expenses, including attorney's fees, actually and necessarily incurred by Employer in connection with the defense of any action, suit or proceeding, and in connection with any appeal thereon, including the costs of an out-of-court settlement previously approved by Employer, with respect to any acts or decisions which Employee shall have performed or made in good faith in performing services for Employer; provided, however, that Employer's obligations under the terms of this paragraph are subject to any limitations imposed by Employer's Certificate of Incorporation and By-Laws and applicable state law.

                  24. Construction. Waiver by any party hereto of a breach of any provision of this Contract shall not operate or be construed as a waiver of any subsequent breach of any party. This Contract shall not be assignable except as provided in Section 18 above. Subject to the prohibition against assignment of this Contract, the terms and conditions herein shall inure to the benefit of and be binding upon the Parties hereto, their successor, heirs and legal representatives.

                  25. Litigation and Regulatory Cooperation. During and after Employee's employment, Employee shall reasonably cooperate with Employer in the defense or prosecution of any claims or actions now in existence or which may be brought in the future against or on behalf of Employer which relate to events or occurrences that transpired while Employee is or was employed by Employer. Employee's reasonable cooperation in connection with such claims or actions shall include, but not be limited to, being available to meet with counsel to prepare for discovery or trial and to act as a witness on behalf of Employer at mutually convenient times. During and after Employee's employment, Employee also shall reasonably cooperate with Employer in connection with any investigation or review of any federal, state or local regulatory authority as any such investigation or review relates to events or occurrences that transpired while Employee was employed by Employer. Employer shall, at the request of Employee, pay in advance any out-of-pocket expenses that Employee would otherwise be required to incur in connection with Employee's performance of its obligations pursuant to this clause, and shall reimburse Employee for any reasonable out-of-pocket expenses incurred by Employee that were not so paid in advance by Employer.

                  26. Entire Agreement. This Contract will be effective as of June ___, 1999, and upon such effectiveness will contain the entire agreement of the parties hereto and supersede any and all prior agreements, oral or written, and negotiations between said parties regarding the subject matter herein contained.

                  IN WITNESS WHEREOF, the parties have executed this Contract this day and year first above written.

EMPLOYER                                               EMPLOYEE
UNIQUE CASUAL RESTAURANTS, INC.

By: ____________________________                       _______________________
                                                       William H. Baumhauer